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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

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
                                                                                        Settlement Date                   4/30/2002
                                                                                        Determination Date                5/10/2002
                                                                                        Distribution Date                 5/15/2002


I.    All Payments on the Contracts                                                                                    3,191,288.55
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                 59,982.38
III.  Repurchased Contracts                                                                                                    0.00
IV.   Investment Earnings on Collection Account                                                                            2,545.28
V.    Servicer Monthly Advances                                                                                           31,506.99
VI.   Distribution from the Reserve Account                                                                                    0.00
VII.  Deposits from the Pay-Ahead Account (including Investment Earnings)                                                 24,142.76
VIII. Transfers to the Pay-Ahead Account                                                                                  (4,149.49)
IX.   Less: Investment Earnings distributions
      (a) To Sellers with respect to the Collection Account                                                               (2,545.28)
      (b) To Sellers with respect to the Pay-Ahead Account                                                                   (20.66)

Total available amount in Collection Account                                                                          $3,302,750.53
                                                                                                                    ===============

DISTRIBUTION AMOUNTS                                                        Cost per $1000
--------------------------------------------                                --------------

1.    (a) Class A-1 Note Interest Distribution                                                            0.00
      (b) Class A-1 Note Principal Distribution                                                           0.00
          Aggregate Class A-1 Note Distribution                               0.00000000                                       0.00

2.    (a) Class A-2 Note Interest Distribution                                                            0.00
      (b) Class A-2 Note Principal Distribution                                                           0.00
          Aggregate Class A-2 Note Distribution                               0.00000000                                       0.00

3.    (a) Class A-3 Note Interest Distribution                                                            0.00
      (b) Class A-3 Note Principal Distribution                                                           0.00
          Aggregate Class A-3 Note Distribution                               0.00000000                                       0.00

4.    (a) Class A-4 Note Interest Distribution                                                            0.00
      (b) Class A-4 Note Principal Distribution                                                           0.00
          Aggregate Class A-4 Note Distribution                               0.00000000                                       0.00

5.    (a) Class A-5 Note Interest Distribution                                                        8,846.36
      (b) Class A-5 Note Principal Distribution                                                   1,653,524.73
          Aggregate Class A-5 Note Distribution                              56.73621468                               1,662,371.09

6.    (a) Class A-6 Note Interest Distribution                                                      128,375.00
      (b) Class A-6 Note Principal Distribution                                                   1,245,583.63
          Aggregate Class A-6 Note Distribution                              57.97293797                               1,373,958.63

7.    (a) Class B Note Interest Distribution                                                         59,285.00
      (b) Class B Note Principal Distribution                                                             0.00
          Aggregate Class B Note Distribution                                 5.56666667                                  59,285.00

8.    (a) Class C Note Interest Distribution                                                         98,822.83
      (b) Class C Note Principal Distribution                                                             0.00
          Aggregate Class C Note Distribution                                 5.70833312                                  98,822.83

9.    Servicer Payment
      (a) Servicing Fee                                                                              22,214.81
      (b) Reimbursement of prior Monthly Advances                                                    60,785.71
               Total Servicer Payment                                                                                     83,000.52

10.   Deposits to the Reserve Account                                                                                     25,312.46

Total Distribution Amount from Collection Account                                                                     $3,302,750.53
                                                                                                                    ===============

Reserve Account distributions to Sellers

      (a) Amounts to the Sellers (Chase USA) from Excess Collections                                      0.00
      (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                           0.00
      (c) Distribution from the Reserve Account to the Sellers(Chase USA)                                 0.00
      (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                      0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             0.00
                                                                                                                    ===============

Payahead Account distributions to Sellers

      (a) Distribution from the Payahead Account to the Sellers(Chase USA)                               10.45
      (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                    10.21
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            20.66
                                                                                                                    ===============

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
                 INTEREST
--------------------------------------------

1.    Current Interest Requirement
      (a) Class A-1 Notes    @            5.845%                                                          0.00
      (b) Class A-2 Notes    @            6.028%                                                          0.00
      (c) Class A-3 Notes    @            6.140%                                                          0.00
      (d) Class A-4 Notes    @            6.250%                                                          0.00
      (e) Class A-5 Notes    @            6.420%                                                      8,846.36
      (f) Class A-6 Notes    @            6.500%                                                    128,375.00
                   Aggregate Interest on Class A Notes                                                                   137,221.36

      (g) Class B Notes      @            6.680%                                                                          59,285.00
      (h) Class C Notes      @            6.850%                                                                          98,822.83


2.    Remaining Interest Shortfall
      (a) Class A-1 Notes                                                                                 0.00
      (b) Class A-2 Notes                                                                                 0.00
      (c) Class A-3 Notes                                                                                 0.00
      (d) Class A-4 Notes                                                                                 0.00
      (e) Class A-5 Notes                                                                                 0.00
      (f) Class A-6 Notes                                                                                 0.00
      (g) Class B Notes                                                                                   0.00
      (h) Class C Notes                                                                                   0.00


3.    Total Distribution of Interest                                        Cost per $1000
                                                                            --------------
      (a) Class A-1 Notes                                                     0.00000000                  0.00
      (b) Class A-2 Notes                                                     0.00000000                  0.00
      (c) Class A-3 Notes                                                     0.00000000                  0.00
      (d) Class A-4 Notes                                                     0.00000000                  0.00
      (e) Class A-5 Notes                                                     0.30192355              8,846.36
      (f) Class A-6 Notes                                                     5.41666667            128,375.00
                   Total Aggregate Interest on Class A Notes                                                             137,221.36

      (g) Class B Notes                                                       5.56666667                                  59,285.00
      (h) Class C Notes                                                       5.70833312                                  98,822.83


                 PRINCIPAL                                                  No. of Contracts
--------------------------------------------                                ----------------
1.    Amount of Stated Principal Collected                                                          663,411.05
2.    Amount of Principal Prepayment Collected                                    76              2,127,546.18
3.    Amount of Liquidated Contract                                                7                108,151.13
4.    Amount of Repurchased Contract                                               0                      0.00

       Total Formula Principal Distribution Amount                                                                     2,899,108.36

5.    Principal Balance before giving effect to Principal Distribution                     Pool Factor
                                                                                           -----------
      (a) Class A-1 Notes                                                                   0.0000000                          0.00
      (b) Class A-2 Notes                                                                   0.0000000                          0.00
      (c) Class A-3 Notes                                                                   0.0000000                          0.00
      (d) Class A-4 Notes                                                                   0.0000000                          0.00
      (e) Class A-5 Notes                                                                   0.0564343                  1,653,524.73
      (f) Class A-6 Notes                                                                   1.0000000                 23,700,000.00
      (g) Class B Notes                                                                     1.0000000                 10,650,000.00
      (h) Class C Notes                                                                     1.0000000                 17,312,029.25


6.    Remaining Principal Shortfall
      (a) Class A-1 Notes                                                                                                      0.00
      (b) Class A-2 Notes                                                                                                      0.00
      (c) Class A-3 Notes                                                                                                      0.00
      (d) Class A-4 Notes                                                                                                      0.00
      (e) Class A-5 Notes                                                                                                      0.00
      (f) Class A-6 Notes                                                                                                      0.00
      (g) Class B Notes                                                                                                        0.00
      (h) Class C Notes                                                                                                        0.00


7.    Principal Distribution                                                Cost per $1000
                                                                            --------------
      (a) Class A-1 Notes                                                      0.00000000                                      0.00
      (b) Class A-2 Notes                                                      0.00000000                                      0.00
      (c) Class A-3 Notes                                                      0.00000000                                      0.00
      (d) Class A-4 Notes                                                      0.00000000                                      0.00
      (e) Class A-5 Notes                                                     56.43429113                              1,653,524.73
      (f) Class A-6 Notes                                                     52.55627131                              1,245,583.63
      (g) Class B Notes                                                        0.00000000                                      0.00
      (h) Class C Notes                                                        0.00000000                                      0.00

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
8.    Principal Balance after giving effect to Principal Distribution                      Pool Factor
                                                                                           -----------
      (a) Class A-1 Notes                                                                   0.0000000                          0.00
      (b) Class A-2 Notes                                                                   0.0000000                          0.00
      (c) Class A-3 Notes                                                                   0.0000000                          0.00
      (d) Class A-4 Notes                                                                   0.0000000                          0.00
      (e) Class A-5 Notes                                                                   0.0000000                          0.00
      (f) Class A-6 Notes                                                                   0.9474437                 22,454,416.37

      (g) Class B Notes                                                                     1.0000000                 10,650,000.00

      (h) Class C Notes                                                                     1.0000000                 17,312,029.25



                                                                                                    Aggregate
                 POOL DATA                                                  No. of Contracts    Principal Balance
--------------------------------------------                                ----------------    -----------------

1.    Pool Stated Principal Balance as of              4/30/2002                 1,891            50,416,445.62

2.    Delinquency Information                                                                                         % Delinquent
                                                                                                                      ------------

      (a) 31-59 Days                                                                28               847,382.11         1.681%
      (b) 60-89 Days                                                                10               169,149.63         0.336%
      (c) 90-119 Days                                                                2                31,180.44         0.062%
      (d) 120 Days +                                                                 0                     0.00         0.000%

3.    Contracts Repossessed during the Due Period                                    0                     0.00

4.    Current Repossession Inventory                                                 0                     0.00

5.    Aggregate Net Losses for the preceding Collection Period
      (a) Aggregate Principal Balance of Liquidated Receivables                      7               108,151.13
      (b) Net Liquidation Proceeds on any Liquidated Receivables                                      59,982.38
                                                                                                 --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                     48,168.75

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       686,593.65

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)             549                                 4,921,186.53

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.063%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               108.869



             TRIGGER ANALYSIS
--------------------------------------------

1.    (a) Average 60+ Delinquency Percentage                     1.292%
      (b) Delinquency Percentage Trigger in effect ?                                NO

2.    (a) Average Net Loss Ratio                                 0.019%
      (b) Net Loss Ratio Trigger in effect ?                                        NO
      (c) Net Loss Ratio (using ending Pool Balance)             0.051%

3.    (a) Servicer Replacement Percentage                        0.069%
      (b) Servicer Replacement Trigger in effect ?                                  NO



               MISCELLANEOUS
--------------------------------------------

1.    Monthly Servicing Fees                                                                                              22,214.81

2.    Servicer Advances                                                                                                   31,506.99

3.    (a) Opening Balance of the Reserve Account                                                                       5,266,549.48
      (b) Deposits to the Reserve Account                                                             25,312.46
      (c) Investment Earnings in the Reserve Account                                                   7,587.18
      (d) Distribution from the Reserve Account                                                            0.00
      (e) Ending Balance of the Reserve Account                                                                        5,299,449.12

4.    Specified Reserve Account Balance                                                                                5,325,240.59

5.    (a) Opening Balance in the Pay-Ahead Account                                                                        28,125.70
      (b) Deposits to the Pay-Ahead Account from the Collection Account                                4,149.49
      (c) Investment Earnings in the Pay-Ahead Account                                                    20.66
      (d) Transfers from the Pay-Ahead Account to the Collection Account                             (24,142.76)
      (e) Ending Balance in the Pay-Ahead Account                                                                          8,153.09

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